WARRANT PURCHASE AGREEMENT
     This Warrant Purchase Agreement (the “Agreement”) is made as of March 30, 2007 (the “Closing Date”) by and between New Life Holdings, LLC (“New Life”) and Security Pacific Bancorp (“SPB”). New Life and SPB are each a “party,” and are collectively, the “parties.”
     WHEREAS, New Life holds Warrant No. W-1 to purchase 1,166,400 shares of common stock of Life Financial Corporation (now known as Pacific Premier Bancorp, Inc.) (the “Company”) at an exercise price of $0.75 per share (the “Warrant”) pursuant to that certain Note and Warrant Purchase Agreement between New Life and the Company dated as of November 20, 2001; and
     WHEREAS, New Life desires to sell the Warrant to SPB in consideration for shares of common stock of SPB, and concurrently with the issuance of SPB’s shares of common stock to New Life, New Life will distribute the shares of SPB pro rata to its equity holders in accordance with their membership interests in New Life.
     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and intending to be legally bound by the terms and conditions of this Agreement, the parties hereby agree as follows:
     1. Sale and Purchase of Warrant. Subject to the terms and conditions of this Agreement, New Life shall sell, transfer, assign, convey and deliver to SPB and SPB shall purchase, accept and acquire from New Life, the Warrant, in consideration of the issuance by SPB to New Life of 906,631 shares of SPB common stock (“SPB Shares”).
     2. The Closing. The closing of the purchase and sale of the Warrant to SPB (the “Closing”) shall take place at the offices of SPB located at 12121 Wilshire Boulevard, Suite 1400 Los Angeles, CA 90025, or at such other location as may be mutually agreed upon by the parties hereto. On the Closing Date, New Life shall execute the Assignment attached hereto as Exhibit A, and SPB shall deliver to the Company the original Warrant, the Assignment and the notice to the Company instructing the Company to issue a new Warrant in the name of SPB.
     3. Representations, Warranties and Covenants of SPB. SPB represents and warrants to, and covenants with New Life that:
     (A) Incorporation. SPB is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, having full power and authority to own its properties and to carry on its business as conducted, and has the corporate power and authority to enter into this Agreement and to issue and deliver the SPB Shares and to carry out the transactions herein contemplated.

     (B) Authorization. The execution, delivery and performance by SPB of this Agreement and all related transactions have been duly authorized by all necessary corporate action. When executed and delivered by SPB, this Agreement and all related transactions and documents constitute or will constitute the valid and legally binding obligations of SPB enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditor’s rights generally or by general equitable principles (whether enforcement is sought by proceedings in equity or at law). The person executing this Agreement is a duly authorized officer of SPB with all necessary legal authority to bind SPB generally and with the specific legal authority to cause SPB to enter into this Agreement.
     (C) Investment Experience. SPB is an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”), and was not organized for the specific purpose of acquiring the Warrant. SPB is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Warrant. SPB has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Warrant.
     (D) Investment Intent. SPB is purchasing the Warrant for investment for its own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act. SPB understands that the Warrant has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of SPB’s investment intent as expressed herein.
     4. Representations, Warranties and Covenants of New Life. New Life represents and warrants to, and covenants with SPB that:
     (A) Incorporation. New Life is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, having full power and authority to own its properties and to carry on its business as conducted.
     (B) Authorization. The execution, delivery and performance by New Life of this Agreement and all related transactions have been duly authorized by all necessary corporate action. When executed and delivered by New Life, this Agreement and all related transactions and documents constitute or will constitute the valid and legally binding obligations of New Life enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditor’s rights generally or by general equitable principles (whether enforcement is sought by proceedings in equity or at law). The consummation of the transactions contemplated herein and the fulfillment of all the terms hereof will not result in a breach of any of the terms or provisions of New Life’s operating agreement or other relevant organizational documents. The person executing this Agreement is a duly authorized officer of New Life with all necessary legal authority to bind New Life generally and with the specific legal authority to cause New Life to enter into this Agreement and to execute the Assignment attached hereto as Exhibit A.
     (C) Title to Warrant. New Life has good and marketable to the Warrant, and has the full right, power and authority to sell, assign and transfer complete ownership in the Warrant to SPB, free and clear of all liens, claims, restrictions, encumbrances, charges, options or rights of third parties with respect thereto (“Encumbrances”). On the Closing Date, SPB will receive good and marketable title to the Warrant to be sold by New Life hereunder, free and clear of all Encumbrances.
     5. Representations and Warranties of New Life and Equity Holders of New Life. Each of New Life and Ezri Namvar, on behalf of the equity holders of New Life, (collectively, the “Purchasers”), jointly and severally, hereby represents and warrants to SPB that:
     (A) Investment Experience. Each of the Purchasers is an “accredited investor” within the meaning of Rule 501 under the Securities Act, and was not organized for the specific purpose of acquiring the SPB Shares. Purchasers are aware of SPB’s business affairs and financial condition and has acquired sufficient information about SPB to reach an informed and knowledgeable decision to acquire the SPB Shares. The Purchasers have such business and financial experience as is required to give them the capacity to protect their own interests in connection with the purchase of the SPB Shares.
     (B) Investment Intent. Each of the Purchasers is purchasing the SPB Shares for investment for its own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act. Purchasers understand that the SPB Shares have not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Purchasers’ investment intent as expressed herein.
     6. Restrictions on Transfer of Warrant; Registrable Securities. The restrictions on transfer of the Warrant and the registration rights granted to SPB in connection with the Warrant are as set forth in the Warrant.
     7. Miscellaneous.
     (A) Waivers and Amendments. This Agreement and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

     (B) Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California without regard to conflict of laws.
     (C) Survival. The representations, warranties, covenants and agreements made herein shall survive the Closing.
     (D) Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto (specifically including any person that becomes a holder of the Warrant through transfer thereof from SPB, and any other successors in interest to the SPB Shares).
     (E) Entire Agreement. This Agreement, together with the instruments and other documents contemplated to be executed and delivered in connection herewith, contains the entire agreement and understanding of the parties hereto, and supersedes any prior agreements or understandings between or among them, with respect to the subject matter hereof.
     (F) Captions. The captions of the sections, subsections and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.
     (G) Severability of this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as an instrument as of the date first above written.

NEW LIFE HOLDINGS, LLC
By:	/s/ Ezri Namvar
	Name:	Ezri Namvar
	Title:	Manager

SECURITY PACIFIC BANCORP
By:	/s/ Andrew D. Reid
	Name:	Andrew D. Reid
	Title:	CFO

Solely for the purposes of Section 5
/s/ Ezri Namvar
Ezri Namvar

EXHIBIT A
ASSIGNMENT
New Life Holdings, LLC,
as of the date set forth below, hereby transfers, assigns, and conveys unto Security Pacific Bancorp, the within Warrant No. W-1 (the “Warrant”) to purchase 1,166,400 shares of common stock of Life Financial Corporation (now known as Pacific Premier Bancorp, Inc.) (the “Company”) together with all right, title and interest therein, and does hereby irrevocably constitute and appoint any of the executive officers or the corporate secretary of the Company as attorney to transfer said Warrant on the books of the within-named Company with full power of substitution in the premises.
IN WITNESS WHEREOF, this Assignment has been executed as of the date set forth below.
Dated:         March 30, 2007

New Life Holdings, LLC
By:
	Name:	Ezri Namvar
	Title:	Manager

ACCEPTED Security Pacific Bancorp
By:
Name:
Title: